UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-5050	36-2257936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The 2003 Stock Option Plan for Non-Employee Directors was amended effective January 27, 2005. If a director resigns from the board of directors due to disability or retirement, the amendment will allow the director’s options to continue vesting through the last day of the month of the director’s resignation. Previously, the vesting of options ended on the date of resignation. The amendment only applies to new options granted on or after January 27, 2005 and does not change the terms of previously granted options.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 27, 2005, Alberto-Culver Company issued a press release announcing its financial results for the first fiscal quarter ended December 31, 2004. The full text of the press release is attached hereto as Exhibit 99.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Bernice E. Lavin, a director since 1955, and Allan B. Muchin, a director since 1995, retired from the board of directors effective at the annual meeting of shareholders on January 27, 2005.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective January 27, 2005, the company amended its Amended and Restated Bylaws to reduce the number of directors from 13 to 11. The amendment is attached hereto as Exhibit 10.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

Number	Description
10	Amendment to the Amended and Restated Bylaws of Alberto-Culver Company dated January 27, 2005

99	Press Release dated January 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
William J. Cernugel
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

January 27, 2005